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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 20, 2002
                                                         -----------------



                                  EXPEDIA, INC.
          ------------------------------------------------------------
               (Exact Name of registrant as specified in charter)



                                   Washington
          ------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



                                    000-27429
          ------------------------------------------------------------
                            (Commission File Number)



                                   91-1996083
          ------------------------------------------------------------
                        (IRS Employer Identification No.)



                        13810 SE Eastgate Way, Suite 400
                               Bellevue, WA 98005
          ------------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


       Registrant's telephone number, including area code: (425) 564-7200
                                                           --------------


                                       N/A
          ------------------------------------------------------------



 -----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.       Other Events.

     On February 20, 2002, Expedia, Inc. announced that it had entered into an agreement with USA Networks, Inc. in which USA will purchase 936,815 shares of Expedia common stock for $47 million or $50.17 per share. The proceeds from the sale will be used by Expedia to purchase the outstanding debt of Classic Vacation Group, Inc. as part of Expedia's previously announced acquisition of Classic Custom Vacations.

Item 7.       Exhibits. The following item is attached as an exhibit hereto:

Exhibit 99.1  Press release of Expedia, Inc. dated February 20, 2002.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EXPEDIA, INC.


                                         /s/  Gregory S. Stanger
                                      ------------------------------------------
                                      Name:   Gregory S. Stanger
                                      Title:  Sr. Vice President and
                                              Chief Financial Officer

Dated: February 20, 2002